Exhibit 99.1
CHANGZHOU MINKING ELECTRONICS CO., LTD.
FINANCIAL STATEMENTS

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders
Changzhou Minking Electronics Co., Ltd.

We have audited the accompanying balance sheet of Changzhou Minking Electronics Co., Ltd. as of December 31, 2006 and the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Changzhou Minking Electronics Co., Ltd. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GHP Horwath, P.C.
Denver, Colorado
August 8, 2007

CHANGZHOU MINKING ELECTRONICS CO., LTD.
BALANCE SHEETS AS OF MARCH 31, 2007 (UNAUDITED) AND DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,993	$2,069
Accounts receivable, net	3,607	3,154
Inventories, net	3,372	2,493
Advances to suppliers	446	446
Other receivables, prepayments and deposits	79	98
Value added tax refundable	69	14
Total current assets	10,566	8,274

Property, plant and equipment, net	2,081	2,038
Land use right, net	362	360
TOTAL ASSETS	$13,009	$10,672

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,061	$2,005
Advances from customers	856	298
Other payables and accruals	2,171	1,183
Due to a shareholder	559	554
Taxes payable	1,883	1,806
Total liabilities (all current)	7,530	5,846

SHAREHOLDERS' EQUITY
Registered capital	362	362
Retained earnings	4,715	4,108
Statutory reserve	181	181
Accumulated other comprehensive income	221	175
Total shareholders' equity	5,479	4,826
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$13,009	$10,672

See accompanying notes to financial statements.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

	Three months ended March 31, 2007	Three months ended March 31, 2006	For the year ended December 31, 2006
	(unaudited)	(unaudited)

Revenues	$3,304	$1,898	$13,469

Cost of goods sold (including depreciation of $27, nil and $26 for the three months ended March 31, 2007 and 2006, and for the year ended December 31, 2006)	2,044	1,546	8,354

Gross profit	1,260	352	5,115

Selling and marketing expense	62	55	447

General and administrative expense	282	126	730

Depreciation and amortization	9	5	25

Income from operations	907	166	3,913

Interest income	2	3	12

Other expense, net	(5)	-	(17)

Income before income taxes	904	169	3,908

Income taxes	(297)	(54)	(1,538)

Net income	607	115	2,370

Foreign currency translation gain	46	2	132

Comprehensive income	$653	$117	$2,502

See accompanying notes to financial statements.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2007 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of US dollars

	Registered capital	Retained earnings	Statutory reserve	Accumulated other comprehensive income	Total

BALANCE AT JANUARY 1, 2006	$362	$1,738	$181	$43	$2,324

Foreign currency translation gain	-	-	-	132	132

Net income	-	2,370	-	-	2,370

BALANCE AT DECEMBER 31, 2006	$362	$4,108	$181	$175	$4,826

Foreign currency translation gain	-	-	-	46	46

Net income	-	607	-	-	607
BALANCE AT MARCH 31, 2007 (UNAUDITED)	$362	$4,715	$181	$221	$5,479

See accompanying notes to financial statements.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

	Three months ended March 31, 2007	Three months ended March 31, 2006	For the year ended December 31, 2006
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$607	$115	$2,370
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	36	5	51
Allowance for uncollectible accounts receivable	-	-	45
Provision for obsolete inventories	-	-	160
Loss on disposal of property, plant and equipment	-	-	23

Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(425)	(842)	(1,789)
Inventories	(857)	61	(780)
Advances to suppliers	4	(108)	(153)
Other receivables, prepayments and deposits	19	(36)	(26)
Value-added tax refundable	(54)	-	(14)

Increase (decrease) in:
Accounts payable	74	(190)	584
Advances from customers	560	904	43
Other payables and accruals	1,032	13	(22)
Taxes payable	93	(27)	1,250
Net cash provided by (used in) operating activities	1,089	(105)	1,742

CASH FLOWS FROM INVESTING ACTIVITIES:

Additions to property, plant and equipment	(58)	(249)	(787)
Net cash used in investing activities	(58)	(249)	(787)

(continued)

See accompanying notes to financial statements.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayment of advance due to shareholders	-	-	(1,004)
Net cash used in financing activities	-	-	(1,004)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,031	(354)	(49)
Effect of exchange rate changes on cash and cash equivalents	(107)	2	(80)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	2,069	2,198	2,198

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$2,993	$1,846	$2,069

SUPPLEMENTAL CASH FLOW INFORMATION

Income taxes paid	$245	$65	$283

See accompanying notes to financial statements.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

Changzhou Minking Electronics Co., Ltd. (the “Company”) was incorporated in the People’s Republic of China (“PRC”) in February 2001 with registered and paid-in capital of Renminbi (“RMB”) 3,000 ($362).

The principal activities of the Company are designing, manufacturing and selling of high speed demo cameras and digital video cameras.

On June 4, 2007, China Security & Surveillance Technology, Inc. (“CSST”) and CSST’s subsidiary China Safetech Holding Limited entered into an equity transfer agreement with the sole owner of Allied Rich Limited, a Hong Kong corporation, under which the CSST group agreed to acquire 100% ownership of Allied Rich Limited. Allied Rich Limited has no assets other than being the holding company of the Company. Because Allied Rich Limited had no substantive business operations since its formation in February 2007 until it aquired Minking on June 1, 2007, the financial statements included herein present the financial condition, results of operations and cash flows of Minking through March 31, 2007.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)  Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, including its financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(b)  Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(c)  Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable.

Trade receivables due from two and three customers accounted for approximately 24% and 35%, respectively, of total accounts receivable at March 31, 2007 and December 31, 2006.

(d)  Inventories

Inventories are valued at the lower of cost, determined on a weighted average basis, or net realizable value. The stated cost is comprised of direct materials, labor and overhead. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

The Company performs an analysis of slow-moving or obsolete inventory periodically and any necessary valuation reserves, which could potentially be significant, are included in the period in which the evaluations are completed.

(e)  Advances to Suppliers

Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)  Property, plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives, using the straight-line method. Estimated useful lives of the property and equipment are as follows:

Building	20 years
Plant and equipment	5 years
Electronic equipment and motor vehicles	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and betterments are capitalized.

(g)  Land Use Right

According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of the rights.

The Company paid approximately $377 for the land use right for 50 years which will expire in 2055. The amount is being amortized and recorded as expense over the 50-year term of the lease. The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), effective January 1, 2002. Under SFAS 142, finite lived intangible assets are amortized over their estimated lives, and are reviewed annually for impairment, or more frequently, if indications of possible impairment exist. The Company has performed the requisite annual impairment tests on the land use right and determined that no impairment adjustments were necessary.

(h) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of March 31, 2007 and December 31, 2006.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)  Advances from Customers

Advances from customers represent cash received from customers as deposits/advance payments for purchasing of the Company's products.

(j)  Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, other receivables, value added tax refundable, taxes payable, accounts payable, other payables and amount due to a shareholder. Management has estimated that the carrying amounts of the non-related party instruments approximate their fair values due to their short-term maturities. The fair value of the amount due to shareholders is not practicable to estimate due to the related party nature of the underlying transactions.

(k) Revenue Recognition

Revenues from sales of security and surveillance video cameras and related products are recognized in accordance with  Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and related interpretations. Revenues are recognized when the following four criteria are met:

•
Persuasive evidence of an arrangement exists - The Company requires evidence of an agreement with a customer specifying the terms and conditions of the products to be delivered typically in the form of a signed contract or purchase order.

•	Delivery has occurred - For product sales, delivery generally takes place when title to the products are shipped to or accepted by the customers.

•	The fee is fixed or determinable - Fees are fixed or determinable based on the contract or purchase order terms.

•	Collection is probable - The Company performs a credit review of all customers with significant transactions to determine whether a customer is creditworthy and collection is probable.

Repairs and maintenance service revenue is recognized when the service is performed.

Approximately 14% of total sales revenue were from one customer during the year ended December 31, 2006. No individual customer for the three months ended March 31, 2007 and 2006 was over 10% of total sales revenue.

The sales contracts generally provide a three-year product warranty to customers from the date of purchase. We estimated the costs of satisfying warranty claims based on an analysis of past experience and provide for the future claims in the period the revenue recognized. As of March 31, 2007 and December 31, 2006, the product warranty reserve (included in the other payables and accrual) was $12 and $12, respectively. Warranty costs incurred by the Company have not been material.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (l)  Advertising Costs

The Company expenses advertising costs as incurred or the first time advertising takes place. Advertising costs incurred were approximately $20, $24 and $112 for the three months ended March 31, 2007 and 2006, and for the year ended December 31, 2006, respectively.

(m) Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs (included in general and administrative expenses) for the three months ended March 31, 2007 and 2006 and for year ended December 31, 2006 amounted to $113, $12 and $145, respectively.

(n)  Retirement Plan

Retirement benefits in the form of contributions under a defined contribution retirement plan to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses (included in general and administrative expenses) for the three months ended March 31, 2007 and 2006 and for the year ended December 31, 2006 were $9, $9 and $34, respectively.

(o)  Foreign Currency Translation

The functional currency of the Company is the RMB and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and shareholders' equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included as foreign exchange adjustment in other comprehensive income, a component of shareholders' equity. The exchange rates adopted are as follows:

	March 31, 2007	December 31, 2006	December 31, 2005
Year/ period end RMB exchange rate	7.73	7.80	8.07
Average RMB exchange rate	7.77	7.97	8.19

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p)  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(q)  Income Taxes

Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with SFAS No. 109, “Accounting for Income Taxes,” these deferred taxes are measured by applying current rates.

(r)  Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS No. 155”). SFAS No. 155 amends SFAS No. 133 and 140. The statement applies to certain hybrid financial instruments, which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value re-measurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS No. 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. SFAS No. 155 shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of first fiscal year that begins after September 15, 2006. It is not expected that SFAS No. 155 will have a material effect on the Company's financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109” (“FIN 48”). This interpretation contains a two step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The provisions are effective for fiscal years beginning after December 15, 2006. It is not expected that FIN 48 will have a material effect on the Company’s financial position or results of operations.

The Company was not subject to U.S. federal tax examinations. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the three months ended March 31, 2007 and 2006 and for the year ended December 31, 2006. The Company’s effective tax rate differs from the federal statutory rate primarily due to non-deductible expenses.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)  Recent Accounting Pronouncements - continued

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset. The provisions are effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of the statement.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115”. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit.

The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently assessing the impact of the statement.

3.  ACCOUNTS RECEIVABLE

The Company provides an allowance for doubtful accounts related to its receivables. The receivable and allowance balances at March 31, 2007 and December 31, 2006 are as follows:

	March 31, 2007	December 31, 2006

Accounts receivable	$3,652	$3,199
Less: allowance for doubtful accounts	(45)	(45)
Accounts receivable, net	$3,607	$3,154

	March 31, 2007	December 31, 2006

Provision for doubtful accounts, at the beginning of period	$45	$–
Add: allowance for doubtful accounts	–	45
Provision for doubtful accounts, at the end of period	$45	$45

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

4.  INVENTORIES

The components of inventories at lower of cost or net realizable value, were as follows:

	March 31, 2007	December 31, 2006

Raw materials	$2,336	$1,450
Work in progress	529	399
Finished goods	670	807
Less: provision for obsolete inventories	(163)	(163)
Total	$3,372	$2,493

	March 31, 2007	December 31, 2006

Provision for obsolete inventories , at the beginning of period	$163	$–
Add: allowance for obsolete inventories	–	163
Provision for obsolete inventories, at the end of period	$163	$163

Inventory purchases from five suppliers accounted for approximately 19%, 25% and 18%, respectively, of total inventory purchases for the three-months ended March 31, 2007 and 2006 and for the year ended December 31, 2006.

5.  ADVANCES TO SUPPLIERS

The Company has made payments to unrelated suppliers in advance of receiving merchandise. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $446 and $446 as of March 31, 2007 and December 31, 2006, respectively.

6.  PROPERTY, PLANT AND EQUIPMENT

At March 31, 2007 and December 31, 2006, property, plant and equipment, at cost, consist of:

	March 31, 2007	December 31, 2006

Building	$1,745	$1,730
Plant and equipment	158	123
Electronic equipment and motor vehicles	278	251
	2,181	2,104
Less: accumulated depreciation	(100)	(66)
Property and equipment, net	$2,081	$2,038

Depreciation expense for three months ended March 31, 2007 and 2006 and for the year ended December 31, 2006 were $36, $5 and $48, respectively.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

7.  LAND USE RIGHT

Land use right consists of the following as of March 31, 2007 and December 31, 2006:

	March 31, 2007	December 31, 2006

Cost of land use right	$377	$373
Less: accumulated amortization	(15)	(13)
Land use right, net	$362	$360

Amortization expense for the three months ended March 31, 2007 and 2006, and for the year ended December 31, 2006 were $2, $1 and $7, respectively.

Estimated amortization expense for the next five years and thereafter is as follows:

2007 (remaining 9 months)	$5
2008	8
2009	8
2010	8
2011	8
2012	8
Thereafter	317
Total	$362

8.  OTHER PAYABLES

Other payables consist of the following as of March 31, 2007 and December 31, 2006:

	March 31, 2007	December 31, 2006

Payables for acquisition of land use right, property, plant and equipment	$689	$838
Accruals for administrative expenses	46	46
Others	1,436	299
	$2,171	$1,183

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

9.  DUE TO A SHAREHOLDER

The Company entered into a loan agreement with one of its shareholders in November 2005 and used this loan of RMB4,108 (approximately $526) for the construction of its factory. The loan is due in November 2007 with an interest rate of 120% of the PRC bank loan floating rate. The loan agreement was amended in December 2006. The shareholder agreed to change the interest rate to 5.76% and waive the interest after November 2006. The loan balance due to the shareholder, including interest accrued, was $559 and $554, at March 31, 2007 and December 31, 2006, respectively. All the interest cost of approximately $28 was capitalized during the construction, which was completed at the end of 2006.

The Company’s shareholders advanced RMB8,000 (approximately $1,004) to the Company during 2005. The whole amount was repaid in 2006. The cash advance was interest free, had no fixed term of repayment and was unsecured.

10.  INCOME TAXES

(a)  Enterprise Income Tax (“EIT”)

The Company is governed by the Enterprise Income Tax laws of the PRC. The PRC state tax rate is 30% and the local tax rate is 3%.

The reconciliation of income taxes computed at the PRC state and local statutory tax rate applicable to the PRC, to income tax expense is as follows:

	Three months ended March 31, 2007	Three months ended March 31, 2006	For the year ended December 31, 2006
PRC state and local statutory tax rate	33%	33%	33%

Computed expected expense	$297	$54	$1,290
Non-deductible items	-	-	248
Income tax expense	$297	$54	$1,538

The Company has no material deferred tax assets or liabilities as of March 31, 2007 and December 31, 2006.

(b)  Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the relevant tax authority.

For export sales, the applicable VAT rate is 0% to 3% under the relevant tax laws. The Company needs to pay the full amount of VAT calculated at 17% of the invoiced value of sales as required and subsequently receives a refund on 14% to 17% of the invoiced value of sales. The VAT payable balance was $68 and $14 at March 31, 2007 and December 31, 2006, respectively.

CHANGZHOU MINKING ELECTRONICS CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars

10.  STATUTORY RESERVE

The Company's income is distributable to its shareholders after providing for the transfer to a statutory reserve as required under relevant PRC laws and regulations and the Company's and its subsidiaries' articles of association. As stipulated by the relevant laws and regulations in the PRC, the Company and its subsidiaries are required to maintain a statutory surplus reserve fund which is non-distributable. Appropriation to such reserve is based on 10% of the net profit after taxation of the statutory financial statements of the Company and its subsidiaries.

The statutory surplus reserve fund can be used to make up its prior year losses, if any, and can be applied in conversion into capital by means of capitalization issue. The appropriation may cease to apply if the balance of the fund has reached 50% of the relevant entity's registered capital.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
Expressed in thousands of U.S. dollars

On June 4, 2007, China Security & Surveillance Technology, Inc. (“CSST”) and its subsidiary China Safetech Holding Limited entered into an Equity Transfer Agreement relating to the acquisition of 100 percent of the equity of Allied Rich Limited which is a 100% owner of Changzhou Minking Electronics Co., Ltd. (“Minking”). Allied Rich has no assets other than being the holding company of Minking.  Because Allied Rich Limited had no substantive business operations since its formation in February 2007 until it acquired Minking on June 1, 2007, the financial statements included herein present the financial condition, results of operations and cash flows of Minking through March 31, 2007.

CSST agreed to pay RMB 200,000 (approximately $26,136) in exchange for 100% ownership of Minking, consisting of RMB 100,000 (approximately $13,068) in cash and RMB 100,000 (approximately $13,068) in CSST’s restricted stock. $3,953 of the purchase price was paid as a deposit before June 4, 2007. The balance of the cash portion of the purchase price $9,115 was paid in June 2007. The number of shares issuable in satisfaction of the equity portion of the purchase price is 968,611, which are scheduled to be issued in the third quarter of 2007.

The operational control of Minking passed to CSST and all assets of Minking were acquired by CSST effective June 4, 2007.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed consolidated financial statements.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on March 31, 2007. The accompanying unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2007 and for the year ended December 31, 2006, give effect to the acquisition as if it had been consummated on January 1, 2007 and 2006, respectively.
.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Minking (included herein) as well as those of CSST. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that CSST believes are reasonable.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2007
Expressed in thousands of U.S. dollars

	Historical
	CSST	Minking	Pro Forma Adjustments		PRO FORMA
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$71,892	$2,993	$(13,068)	(a)	$61,817

Accounts receivable, net	30,366	3,607			33,973
Related party receivables	635	-			635
Inventories, net	22,153	3,372			25,525
Advances to suppliers	2,814	446			3,260
Prepayments and deposits	8,511	-			8,511
Other receivables	2,020	79			2,099
Deferred tax assets - current portion	31	-			31
Value-added tax refundable	-	69			69
Total current assets	138,422	10,566			135,920

Deposits for acquisition of subsidiaries and properties	20,618	-			20,618
Property and equipment, net	8,452	2,081			10,533
Land use right, net	1,153	362			1,515
Investment in affiliated company	13	-			13
Goodwill	8,426	-	12,097	(b)	20,523
Intangible assets	9,532	-	8,560	(b)	18,092

Deferred tax assets - non-current portion	466	-			466
TOTAL ASSETS	$187,082	$13,009	7,589		$207,680

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable - short term	$5,948	$-			$5,948
Accounts payable	4,492	2,061			6,553
Accrued expense and other payable	958	2,171			3,129
Advances from customers	7,484	856			8,340
Taxes payable	1,579	1,883			3,462
Deferred income	766	-			766
Due to a shareholder	-	559			559
Total current liabilities	21,227	7,530			28,757

LONG-TERM LIABILITIES
Convertible notes payable	61,163	-			61,163
Total liabilities	82,390	7,530			89,920

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	79	-			79

SHAREHOLDERS' EQUITY
Common stock	3	362	(362)	(b)	3
Additional paid-in capital	54,786	-	13,068	(a)	67,854
Retained earnings	46,016	4,715	(4,715)	(b)	46,016

Statutory reserves	804	181	(181)	(b)	804
Accumulated other comprehensive income	3,004	221	(221)	(b)	3,004
Total shareholders' equity	104,613	5,479			117,681

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$187,082	$13,009	7,589		$207,680

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006
Expressed in thousands of U.S. dollars
(Except for per share amounts)

	Historical
	CSST	Minking	Pro Forma Adjustments		PRO FORMA

Revenues	$106,989	$13,469			$120,458

Cost of goods sold (including depreciation of $26)	75,976	8,354			84,330

Gross profit	31,013	5,115			36,128

Selling and marketing	1,511	447			1,958

General and administrative	3,036	730			3,766

Depreciation and amortization	1,124	25	873	(c)	2,022

Income from operations	25,342	3,913	(873)		28,382

Rental income from related parties	496	-			496

Interest income	63	12			75

Interest expense	(108)	-			(108)

Other income, net	711	(17)			694

Gains on sale of affiliated company	307	-			307

Income before income taxes and minority interest	26,811	3,908	(873)		29,846

Minority interest	9	-			9

Income taxes	(3,889)	(1,538)			(5,427)

Net income	$22,931	$2,370	(873)		$24,428

NET INCOME PER SHARE
BASIC	$0.88				$0.90
DILUTED	$0.85				$0.88

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	26,052,519		968,611		27,021,130
DILUTED	26,940,215		968,611		27,908,826

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2007
Expressed in thousands of U.S. dollars
(Except for per share amounts)

	Historical
	CSST	Minking	Pro Forma Adjustments		PRO FORMA

Revenues	$38,451	$3,304			$41,755

Cost of goods sold (including depreciation of $27)	28,333	2,044			30,377

Gross profit	10,118	1,260			11,378

Selling and marketing	603	62			665

General and administrative	2,251	282			2,533

Depreciation and amortization	806	9	218	(c)	1,033

Income from operations	6,458	907	(218)		7,147

Rental income from related parties	127	-			127

Interest income	82	2			84

Interest expense	(1,319)	-			(1,319)

Other income, net	492	(5)			487

Income before income taxes and minority interest	5,840	904	(218)		6,526

Minority interest	9	-			9

Income taxes	(1,316)	(297)			(1,613)

Net income	$4,533	$607	(218)		$4,922

NET INCOME PER SHARE
BASIC	$0.14				$0.14
DILUTED	$0.13				$0.14

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	33,108,640		968,611		34,077,251
DILUTED	34,268,180		968,611		35,236,791

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Expressed in thousands of U.S. dollars

(a)  To record the cash and share consideration paid for acquisition of 100% of the equity of Minking.

(b)  To record allocation of the purchase price to goodwill and intangible assets upon acquisition and to eliminate the stockholders' equity of Minking.

(c)  To account for the amortization of the intangible assets arising upon the acquisition of Minking. Intangible assets include technology, trademarks and customer base, the useful lives of which are 9 years, 11 years and 10 years, respectively.